UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Imprivata, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3560178
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Maguire Road, Building 1, Suite 125 Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-194921

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Imprivata, Inc. (the “Registrant”) registers hereunder its common stock, par value $0.001 per share (the “Common Stock”). A description of the Registrant’s Common Stock and a description of the anti-takeover effects of the Registrant’s Fifth Amended and Restated Certificate of Incorporation and Bylaws are incorporated by reference herein from the information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194921) (the “Registration Statement”), publicly filed with the Commission on March 31, 2014, under the Securities Act of 1933, as amended (the “Securities Act”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMPRIVATA, INC.

Date: June 23, 2014	By:	/s/ Omar Hussain
Omar Hussain
Chief Executive Officer